Exhibit 10.11

SECURED PROMISSORY NOTE

$50,000.00	Dated: January 6, 2012

FOR VALUE RECEIVED, the undersigned, American Restaurant Concepts, Inc., a Florida corporation (“Borrower”), promises to pay to the order of The Carl Collins Trust (“Lender”), in immediately available funds at the address specified for Lender in Section 7 of this Note, or at such other location as Lender may designate in writing from time to time, the principal amount of Fifty Thousand Dollars ($50,000) together with interest in the amount of Five Thousand Dollars ($5,000) (collectively, the “Obligations”) in accordance with the following terms:

1.           Terms of Repayment.  The principal amount of this Note shall be due and payable within two (2) months of the date hereof (the “Maturity Date”) at which time all unpaid interest that has accrued on this Note shall also be due and payable.  Borrower shall have the right to prepay the principal amount of this Note, in whole or in part, together with any accrued but unpaid interest due on such principal amount at any time upon ten (10) days written notice to Lender.

2.           Security Interest.  The Borrower hereby grants to Lender a security interest in, and this Note shall be secured by, all royalties payable to Borrower by its franchisees that accrued prior to December 2, 2011, but which have not yet been paid by the franchisees to Borrower (the “Royalties”).  In addition, Raymond H. Oliver (“Mr. Oliver”) hereby grants to Lender a security interest in, and this Note shall be secured by, One Million (1,000,000) shares of Borrower’s common stock, par value $0.01 per share (“Common Stock”), currently owned by, and held in the name of, Mr. Oliver (the “Shares”; together with the Royalties, the “Collateral”).

3.           Event of Default.  An “Event of Default” under this Note means the occurrence of any of the following events (whether the reason for such event of default shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (i) nonpayment of any principal and interest by Borrower when and as due under the terms of this Note; (ii) any other material breach by Borrower of the terms of this Note; (iii) the institution of any proceedings by or against Borrower under any law relating to bankruptcy, insolvency, reorganization or other form of debtor relief or Borrower’s making an assignment for the benefit of creditors, or the appointment of a receiver, trustee, conservator or other judicial representative for Borrower or any of its respective properties; or (iv) an event of bankruptcy or insolvency of Borrower.

4.           Remedies Upon Event of Default.  Lender shall provide written notice to Borrower and Mr. Oliver upon the occurrence of an Event of Default and, provided the Event of Default is not cured within ten (10) days, with respect to any Event of Default based on non-payment of principal or interest, or within thirty (30) days, with respect to any other Event of Default, of the stated Event of Default, the Obligations shall accelerate and become immediately due and payable.  Upon the occurrence of any Event of Default and at any time thereafter, if an Event of Default shall then be continuing and any Obligations then be outstanding and due and payable, Borrower shall, upon receipt of written notice from Lender and subject to applicable law, transfer to Lender that amount of Royalties collected by Borrower as of the Maturity Date as is sufficient to pay the Obligations.  If such Royalties shall be insufficient to pay the Obligations, Mr. Oliver shall, upon receipt of written notice provided by Lender and subject to applicable law, transfer the Shares to Lender.  Lender shall promptly dispose of that number of shares necessary to generate that amount of proceeds necessary to pay the Obligations.  Any excess proceeds from such disposition, and any Shares not sold by Lender, shall be promptly returned to Mr. Oliver.  The Borrower shall remain liable for any deficiency if the proceeds from any application, sale or other disposition of the Collateral are insufficient to pay the Obligations secured hereby.

5.           Further Assurances.  Borrower and Mr. Oliver each agree that at any time and from time to time, at the sole cost and expense of the Borrower and Mr. Oliver, they will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable in order to perfect and protect any security interest granted by the Borrower and Mr. Oliver to Lender for the benefit of Lender under this Agreement or to enable Lender to exercise and enforce its rights and remedies with respect to the Collateral pledged under this Agreement.

6.           Restrictions on Transfer.  Lender, by acceptance hereof, agrees that this Note is being acquired for investment and that Lender will not offer, sell or otherwise dispose of this Note except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”), or applicable state and foreign securities laws.  In the event of any proposed transfer of this Note, the Company may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation, including legal opinions, that the issuance of the Note in such other name does not and will not cause a violation of the Securities Act or any applicable state or foreign securities laws.  Prior to due presentment for transfer of this Note, the Company may treat the person in whose name this Note is duly registered on the Company’s records as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and the Company shall not be affected by notice to the contrary.

7.           Notices.  All notices, advices and communications under this Note shall be deemed to have been given: (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of mailing, on the third business day following the date of such mailing, and (iii) if by facsimile or other method of electronic delivery, upon receipt of electronic confirmation of delivery:

  If to Borrower:

American Restaurant Concepts, Inc.
12763 Clear Springs Drive
Jacksonville, FL 32225
Attention: Michael Rosenberger

  If to Lender:

The Carl Collins Trust

Attention: Catherine and Carl Collins, Trustees

  If to Mr. Oliver:

Raymond H. Oliver
2670 Creekview Circle
Oviedo, FL 32765

Borrower, Lender and Mr. Oliver may from time to time change the address to which notices to them are to be mailed hereunder by notice delivered in accordance with the provisions of this Section 7.

8.           Entire Agreement. This Note contains the entire agreement between the parties hereto and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereto, and no party shall be liable or bound to any other party in any manner by any warranties, representations, guarantees or covenants except as specifically set forth in this Note.  Neither party relied upon any representation or warranty, whether written or oral, made by the other party or any of its or his officers, directors, employees, agents or representatives, in making its or his decision to enter into this Note.

9.           Amendments.  Any term of this Note may be amended with the written consent of Borrower, Lender and Mr. Oliver.  Any amendment effected in accordance with this Section 9 shall be binding upon Lender, Mr. Oliver, each future holder and Borrower.  No waivers of, or exceptions to, any term, condition or provision of this Note, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

10.         Agreements of Borrower.  Borrower hereby: (i) waives demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice, filing of suit and diligence in collecting this Note, (ii) agrees to the release of any party primarily or secondarily liable hereon, (iii) agrees that Lender shall not be required to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to enforce its rights against them, and (iv) consents to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them.

11.         Maximum Interest Rate.  Any interest rate provided for hereunder that exceeds the maximum interest rate permitted by applicable law shall be reduced to such maximum interest rate and any interest in excess of such maximum rate paid to Lender shall be applied to reduce the principal balance of this Note so that in no event shall Lender receive or be entitled to receive interest in excess of the maximum amount permitted by applicable law.

12.         Successors and Assigns.  This Note shall bind Borrower and Mr. Oliver, and their respective successors and assigns, and the benefits hereof shall inure to the benefit of Lender and its successors and assigns.  All references herein to “Borrower”, “Mr. Oliver” and “Lender” shall be deemed to apply to Borrower, Mr. Oliver and Lender, respectively, and to their respective successors and assigns.

13.         Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

14.         Counterparts. This Agreement may be executed in two or more counterparts and delivered via facsimile or other electronic transmission, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have executed this Note as of the date first written above.

AMERICAN RESTAURANT CONCEPTS, INC.

By:	/s/ Michael Rosenberger
Name: Michael Rosenberger
Title: President

THE CARL COLLINS TRUST

By:	/s/ Carl L. Collins
Carl Collins
Trustee

By:	/s/ Catherine Collins
Catherine Collins
Trustee

Raymond H. Oliver

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